Exhibit 10.2
SKYWORKS SOLUTIONS, INC.
RESTRICTED STOCK UNIT AGREEMENT
GRANTED UNDER
AMENDED AND RESTATED
2008 DIRECTOR LONG-TERM INCENTIVE PLAN, AS AMENDED

AGREEMENT made this [__] day of [        , 20[ ]] (the “Grant Date”), between Skyworks Solutions, Inc., a Delaware corporation (the “Company”), and [        ] (the “Director”).
For good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Award.
This Restricted Stock Unit Agreement (the “Agreement”) evidences the grant by the Company on the Grant Date to the Director of [        ] Restricted Stock Units (the “Award”), subject to the terms and conditions set forth in this Agreement and in the Company’s Amended and Restated 2008 Director Long-Term Incentive Plan, as amended (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of the common stock, $0.25 par value per share, of the Company (“Common Stock”) upon the satisfaction of the vesting conditions as provided in Section 2 of this Agreement. The shares of Common Stock that are issuable upon vesting are referred to in this Agreement as “Shares.” No Shares shall be issued by the Company and delivered to the Director unless, and until, all conditions set forth herein for such issuance and delivery are met.
2.Vesting Schedule; Forfeiture.
(a)Vesting Schedule. Unless otherwise provided in this Agreement or the Plan, the Award shall vest in accordance with the following vesting schedule: [        ].
(b)Forfeiture upon Termination of Service. Except as otherwise provided in the Plan or in Section 2(c) below, in the event that the Director ceases to serve as a member of the Board of Directors of the Company for any reason or no reason (a “Termination of Service”), all of the Restricted Stock Units that have not yet vested pursuant to Section 2(a) of this Agreement as of the time of such Termination of Service shall be forfeited immediately and automatically, without the payment of any consideration to the Director, effective as of such Termination of Service. The Director shall have no further rights with respect to any Restricted Stock Units that are so forfeited.
(c)Death or Disability. In the event that the Director experiences a Termination of Service due to death or disability, on the date of such Termination of Service the Award shall automatically become vested with respect to one-hundred percent (100%) of that number of then-unvested shares underlying the Award. For this purpose, “disability” shall mean the permanent disability of the Director as defined in Section 22(e)(3) of the Internal Revenue Code of 1986.
3.Issuance of Shares.
(a)Subject to the provisions of this Agreement, any Shares subject to vested Restricted Stock Units shall be issued within 30 days following the applicable vesting date as set forth in Section 2 above. Settlement of Restricted Stock Units shall be in Shares only.

(b)The Company shall not be obligated to issue and deliver the Shares to the Director on any vesting date, unless the issuance and delivery of the Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state or foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed.
4.Restrictions on Transfer of Award.
The Director shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, the Award or the Shares subject to the Award (until such Shares have been issued upon vesting of the Award pursuant to Section 3(a) hereof), or any interest therein, except by will or the laws of descent and distribution.
5.Provisions of the Plan.
(a)General. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Director with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.
(b)Dividend and Other Shareholder Rights. Except as set forth in the Plan, neither the Director nor any person claiming under or through the Director shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the Restricted Stock Units granted hereunder until the Shares have been issued by the Company and delivered to the Director.
6.No Section 83(b) Election.
The Director acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this Award or the Shares issued hereunder.
7.Miscellaneous.
(a)No Advice Regarding Grant. The Director is hereby advised to consult with the Director’s own personal tax, legal and financial advisors regarding the Director’s participation in the Plan before taking any action related to the Plan. The Director acknowledges and agrees that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Director understands that the Director (and not the Company) shall be responsible for the Director’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)No Rights to Continue as a Director. The Director acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as a member of the Board of Directors of the Company. The Director further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a member of the Board of Directors of the Company.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(f)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.

(g)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(h)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(i)Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Director.
(j)Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.
(k)Director’s Acknowledgments. The Director acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Director’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(l)Section 409A. This Agreement is intended to be exempt from, or compliant with, Section 409A of the Internal Revenue Code of 1986 and shall be interpreted and construed consistently therewith. Notwithstanding the foregoing, in no event shall the Company have any liability to the Director or to any other person in the event that the Agreement is determined to not be exempt from or compliant with Section 409A.
(m)Unfunded Rights. The right of the Director to receive Shares pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Director shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
Skyworks Solutions, Inc.

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David Aldrich
Chairman and Chief Executive Officer

Director (Signature):____________________
Print Name ______________________________

Address:

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